Exhibit 10.1

AGREEMENT

FOR

SALE OF INTELLECTUAL PROPERTY

This AGREEMENT FOR SALE OF INTELLECTUAL PROPERTY (“Agreement”) is made and entered into as of October 24, 2018 (“Effective Date”), between Nuo Therapeutics., Inc., a Delaware corporation, with its principal office at 207A Perry Parkway, Suite 1, Gaithersburg, MD 20877 (“Nuo”), and Rohto Pharmaceutical Co., Ltd., a Japanese company, with its principal office at 1-8-1 Tatsumi-nishi, Ikuno-ku, Osaka 544-8666, Japan (“Rohto”). Each of Nuo and Rohto is hereinafter referred to as a “Party” and collectively the “Parties.”

WHEREAS, the Parties entered into the EXCLUSIVE LICENSE AND DISTRIBUTION AGREEMENT as of December 31, 2014 and the AMENDMENT I TO EXCLUSIVE LICENSE AND DISTRIBUTION AGREEMENT as of May 28, 2018 (collectively “License Agreement”).

WHEREAS, Rohto desires to purchase all the intellectual property licensed under the License Agreement in Japan.

WHEREAS, Nuo desires to sell such intellectual property.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the Parties hereby agree as follows.

Article 1.     Definition

Except as otherwise defined in this Agreement, all capitalized terms will have the meaning as set forth in the License Agreement.

Article 2.     Nuo Technology

2.1   Nuo shall sell, and Rohto shall purchase all the Nuo Technology in Japan which Nuo has licensed to Rohto under the License Agreement.

2.2   Nuo shall transfer and assign to Rohto the Nuo Patent-1 and Nuo Patent-2, as set forth in ATTACHMENT 1 registered in Japan.

2.3   Nuo shall transfer the ownership of all Nuo Know-How in Japan which Nuo has licensed to Rohto under the License Agreement. Nuo Know-How shall include, but not limited to, Nuo Clinical Data, treatment method of patient using Wound Dressing, and PRP separation technology (from patient’s blood) embodied in the Centrifuge.

2.4   Upon execution of this Agreement, the Parties shall cooperate with each other to transfer the rights described in this Article 2 to Rohto in Japan as soon as practically possible.

Article 3.     Nuo Trademarks

3.1  Nuo shall transfer and assign to Rohto the Nuo Trademarks as set forth in ATTACHMENT 2 registered in Japan.

3.2  Upon execution of this Agreement, the Parties shall cooperate with each other to transfer the trademarks described in this Article 3 to Rohto in Japan as soon as practically possible.

Article 4.     Termination of License Agreement

4.1   The Parties agree that, upon completion of the transfer of the Nuo Technology and Nuo Trademarks set forth in Articles 2 and 3, and completion of Rohto’s payment of the consideration set forth in Article 7, the License Agreement shall be terminated.

4.2   Upon termination of the License Agreement, all the payment obligations of the consideration under the License Agreement shall be deemed fully paid up.

4.3   The obligations of the Parties under Section 11 (Confidentiality) of the License Agreement shall survive the termination of the License Agreement.

Article 5.     No Competition

5.1   Nuo shall not compete with Rohto in Japan with respect to Rohto’s business using the Aurix System in the Field of Use for five (5) years after the Effective Date.

5.2   Rohto reserves the rights to assert its intellectual property rights transferred under this Agreement to Nuo in Japan in the event Nuo’s infringement thereof in Japan even after the five year period described in above Article 5.1.

Article 6.     Consideration

6.1   In consideration of the transfer of the Nuo Technology and Nuo Trademarks set forth in Articles 2 and 3, Rohto shall pay to Nuo the amount of Six Hundred and Fifty Thousand United States dollars ($650,000) by wire transfer of immediately available funds to the following account.

Company Name:	Nuo Therapeutics, Inc.
Company Address:	207A Perry Parkway, Suite 1, Gaithersburg, MD 20877 USA

Bank Name:	[ ]
Bank Address:	[ ]

Swift Code:	[ ]
ABA Routing Number:	[ ]
ACH Routing Number:	[ ]
Account Number:	[ ]

6.2   Rohto shall pay to Nuo the amount in installments as follows.

(i) Within fifteen (15) days of the Effective Date:

Five Hundred Thousand United States dollars ($500,000)

(ii) Within fifteen (15) days of the delivery by Nuo of executed documents necessary to accomplish the completion of the transfer of the Nuo Technology and Nuo Trademarks described in Article 2 and Article 3:

One Hundred and Fifty Thousand United States dollars ($150,000).

Article 7.     Term

7.1   This Agreement shall become effective on the Effective Date and shall continue until the completion of Rohto’s payment described in Article 6.2 (ii).

7.2   Either Party may terminate this Agreement if the other Party breaches any of its material obligations under this Agreement and such breach continues for a period of thirty (30) days following breaching Party’s receipt of written notice from non-breaching Party setting forth the nature of such breach.

7.3   Article 4.3, 5, and 8 shall survive the termination of this Agreement.

Article 8.     Dispute Resolution

8.1   This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the Parties shall be governed, construed and interpreted in accordance with the laws of the State of New York, without reference to rules of conflicts or choice of laws.

8.2   Any disputes or controversies which may arise between parties in connection with this Agreement shall be finally settled by arbitration. Such arbitration shall be held in English, in Wilmington, Delaware, the United States, pursuant to the Commercial Arbitration Rules of the American Arbitration Association if arbitration proceedings are initiated by Rohto, and in Osaka, Japan, pursuant to the rules of Conciliation and Arbitration of the International Chamber of Commerce if arbitration proceedings are initiated by Nuo. The decision of the arbitrator(s) shall be final and binding, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitrator(s) shall be authorized to award any relief, whether legal or equitable, to the Party so entitled to such relief.

[Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITHNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed as of the Effective Date.

Nuo Therapeutics, Inc.

  /s/ David E. Jorden

Name: David E. Jorden

Title:   Chief Executive Officer

Rohto Pharmaceutical Co., Ltd

  /s/ Kunio Yamada

Name: Kunio Yamada

Title:   Chairman (CEO) and President

ATTACHMENT 1

Nuo Patents

Nuo Patent-1
Application No.	JP2000-555609
Patent No.	JP3993981

Nuo Patent-2
Application No.	JP2012-534244
Patent No.	JP5502207

ATTACHMENT 2

Nuo Trademarks

AURIX	No. 1255138

AUTOLOGEL	No. 1197248